CONSENT OF INDEPENDENT ACCOUNTANTS

                               -------------------

We consent to the incorporation by reference in this Post-Effective Amendment No.25 to the Registration Statement of Northstar High Yield Fund on Form N-1A (File Nos. 33-20506 and 811-5496) of our reports dated December 11, 1998, February 5, 1999, and February 5, 1999, on our audits of the financial statements and financial highlights of Northstar Trust, Northstar Equity Trust, and Northstar Funds, respectively, which reports are included in the Annual Reports to Shareholders for the years ended October 31, 1998, December 31, 1998, and December 31, 1998, respectively, which are also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


                                                      PricewaterhouseCoopers LLP


New York, New York
February 26, 1999